ALLIANZ INVESTMENT MANAGEMENT LLC
Rule 10f-3 Transaction Form
Transaction Information
Name of Purchasing Fund:
Allianz Large Cap Growth Fund
Name of Issuer:	Hilton Worldwide Holdings Inc. (HLT)
Cusip/Sedoi/ISIN of Security Purchased:	4330DA104
Date of Transaction:
6/25/2014
Date Offering Commenced:
6/25/2014
Purchase Price/Unit
$22.50
Underwriting Commission,
Spread or Profit
0.5625/share or 2.50%
Name of Underwriter from whom Purchased:
Bank of America
Name of Affiliated Underwriter{1  in syndicate
(include page of
term sheet listing syndicate members):	Wells Fargo Securities
# of Shares/Par  Amount  of Purchase in Fund:	4,580
Principal Amount of Purchase in Fund:	$103,050.00
Aggregate Principal Amount of Purchase:
$2,270,925
Principal Amount of Total Offering:
$2,025,000,000
Have the following conditions been satisfied:
1.a Is any Covered Person an underwriter, or
an affiliated person
of an underwriter, who, in connection with a
primary distribution of
securities, Js in privity of contract with, or
an affiliated person of
, the issuer of the security?
Yes       No
1.b Acting alone or in concert with one or more other
persons
initiates or directs the formation of the underwriting
or selling
syndicate to facilitate the issuance of the security?
Yes	No
1.c Receives a rate of gross commission, spread, or
other profit
greater than the rate allowed to other underwriters
participating in the distribution?
Yes	No
2.a Registered Public Offerings: The securites are
a part of an issue
registered under the Securities Act of 1933, which
is being offered to the public.
Yes	No
2.b Municipal Securities: The securities (i) are
municipal securitiesC 2l;
(H) the issuer of such securities has received an
investment grade rating
from a nationally recognized statistical rating
organization; and (iii) if the issuer.
or entity supplying the revenues from which the
issue is to be paid has
been in continuous operation for less than three
years (including the operations
of any predecessors), it has received one of the
three highest ratings from at least
one such rating service.
Yes	No
2.c. Foreign Offerings: The securities are offered
publicly under the laws of a
country other than the United States  and (i)
the offering  is subject  to regulation
by a foreign financial  regulatory  authorityCJlin
the country  in which the public
offering occurs; (ii) the securities are offered at
a fixed price to all purchasers in
the offering {except for any rights to purchase
securities that are required by
Jaw to be granted to existing security holders of
the issuer); {iii)
financial statements, prepared and audited in
accordance with standards
required or permitted by the appropriate foreign
financial regulatory
authority in the country in which the public
offering occurs, for the
two years prior to the offering, are available
to the public and prospective
purchasers in connection with the offering; and
{iv) if the issuer
is a Domestic Issuer (a) it has a class of
securities registered pursuant to section
12(b) or 12(g) of the 1934 Act or is required to
file reports pursuant
to section 15{d) of the 1934 Act; and {b) it has
filed all the material
required to be filed pursuant to section 13{a)
or 15(d) of the 1934
Act for a period of at
least twelve months immediately preceding the
sale of such securities
{or for such shorter period that the issuer was
required to file such material).
Yes	No 	'
2.d Rule 144A Offerings: The securities are (i)
offered or sold in transactions
exempt from registration under section 4(2) of the
1934 Act, Rule 144A thereunder,
or Rules 501 508 thereunder; (H) the securities are
sold to qualified institutional
buyers(4l; and (!ii) the securities are eligible for
resale to other
ualified institutional buyers pursuant to Rule
144A.
Yes	No
3. In respect of any securities other than municipal securities, the issuer of such securities has been in continuous operations for not less than three years (including operations of predecessors).
Yes
4. The securities were purchased prior to the end of the first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering.
Yes No
5.The undeiWriting was a firm commitment undeiWriting.
Yes
6.The commission, spread or profit was
reasonable and fair in relation
to that being received by others for underwriting similar securities during the same period. (Provide comparable transaction data demonstrating the reasonableness of the underwriting commission, spread or profit.)
7.The amount of such securities of any class of
 such issue purchased
by all of the Portfolios and investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering of such class Q!if purchased in a Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers( 4l plus (ii) the principal
Yes
amount of the offering of such class in any concurrent public offering.
Joe Eberhardy
(1) As defined in the Subadviser's Rule 10f-3 procedures.
(2} As defined in Section 3{a){29) of the 34 Act.
(3) As defined in Section 2(a)(50) of the 40 Act.
(4) As defined in Rule 144(a)(1) of the 33 Act.